EXHIBIT 23.1


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We   consent   to  the   incorporation  by  reference in  the  Registration
Statements (Form  S-8   Nos. 333-28653, 333-08661, and 333-45532) pertaining
to the THERMOGENESIS CORP. Amended 1994 Stock Option Plan, (Form S-8 No. 333-46911) pertaining to the THERMOGENESIS CORP. 1998 Employee Equity Incentive Plan, and (Form S-3 Nos. 333-23097, 333-1479, 33-63676, and
333-44151) of THERMOGENESIS CORP. and in the related Prospectuses of our report dated August 17, 1998, with respect to the financial statements and schedule of THERMOGENESIS CORP. included in the Annual Report (Form 10-K) for the year ended June 30, 1998.


     ERNST & YOUNG LLP

Sacramento, California
September 24, 1998